Exhibit 99.1

FOR IMMEDIATE RELEASE

THERAPEUTICSMD ANNOUNCES LAUNCH OF SECONDARY OFFERING

Boca Raton, FL, March 18, 2014 – TherapeuticsMD, Inc. (NYSE MKT: TXMD) (the “Company”) today announced the launch of an underwritten secondary public offering of 9,000,000 shares of its common stock. All shares will be offered by the selling stockholders, including certain members of management of the Company and certain of their affiliates. The Company will not sell any shares or receive any proceeds from the offering. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. In addition, certain of the selling stockholders intend to grant the underwriters a 30-day option to purchase up to an additional 1,350,000 shares of common stock.

Jefferies LLC and Stifel are acting as joint book-running managers for the offering, and Cowen and Company, LLC and Mizuho Securities USA Inc. are acting as co-managers for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed by the Company with the Securities and Exchange Commission (“SEC”) and has been declared effective by the SEC. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, by telephone at (877) 547-6340, or by e-mail at Prospectus_Department@Jefferies.com; and from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, 36th Floor, San Francisco, CA 94104, by telephone at (415) 364-2720, or by e-mail at syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is a women’s healthcare company focused on developing and commercializing products targeted exclusively for women. We are developing advanced hormone therapy pharmaceutical products based on novel technologies that enable delivery of bioidentical hormones through a variety of dosage forms and administration routes. We also manufacture and distribute branded and generic prescription prenatal vitamins, as well as over-the-counter vitamins and cosmetics, under our vitaMedMD® and BocaGreenMD® brands. More information is available at the following websites: www.therapeuticsmd.com, www.vitamedmd.com, www.vitamedmdrx.com, and www.bocagreenmd.com.

vitaMedMD®, BocaGreenMD®, and TherapeuticsMD® are registered trademarks of the Company.

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding the Company’s expectations with respect to the proposed offering by the selling stockholders are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offering, risks and uncertainties associated with Company’s business and finances in general, and other risks detailed in the Company’s annual report on Form 10-K filed on March 5, 2014 and other filings with the SEC. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Contacts:

Daniel A. Cartwright	Lisa M. Wilson
Chief Financial Officer	In-Site Communications, Inc.
TherapeuticsMD, Inc.	Healthcare Investor Relations
(561) 961-1900	(917) 543-9932

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